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                                                                     Exhibit 4.3

                        DIRECTOR STOCK PURCHASE WARRANT

     THIS DIRECTOR STOCK PURCHASE WARRANT (hereinafter referred to as the "Agreement") is made and entered into as of the ___ day of _______, 199_, by and between PREMIERE TECHNOLOGIES, INC., a Florida corporation (hereinafter referred to as the "Corporation"), and (hereinafter referred to as the "Director").

                             W I T N E S S E T H:

     WHEREAS, the Director is a member of the Board of Directors of the Corporation (the "Board"); and

     WHEREAS, in recognition of services rendered and to be rendered by the Director as a member of the Board, the Board has granted to the Director warrants to purchase shares of the Corporation's no par value common stock (the "Common Stock"), upon the terms and conditions herein contained;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and of other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. GRANT OF WARRANT. Subject to the terms and conditions of this Agreement, the Corporation hereby grants to the Director the right (the "Warrant") to purchase One Thousand (1,000) shares of Common Stock (the "Warrant Shares").

     2. EXERCISE PRICE. The purchase price (the "Exercise Price") for each Warrant Share shall be ________________ Dollars ($_______).

     3. EXERCISE OF WARRANT.

        (a) To the extent that the Warrant has become and remains exercisable it may be exercised by the Director delivering to the Corporation a written notice of exercise signed by the Director, in substantially the form attached hereto as EXHIBIT A (a "Notice of Exercise"), together with a check payable to the Corporation in the amount of the total purchase price for the Warrant Shares to be purchased pursuant to the Notice of Exercise.


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        (b) The Warrant shall become exercisable with respect to all of the
Warrant Shares on                , provided that the Director is a member of the
Board on such date.

        (c) The foregoing notwithstanding, the Director shall have the right to exercise the Warrant with respect to all of the Warrant Shares in the event that
the Corporation, prior to              , (i) completes a public offering of
shares of Common Stock or of securities convertible into or exchangeable for shares of Common Stock, pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), or (ii) there is a "significant change in ownership" of the Corporation. For purposes of this subsection (c), a "significant change in ownership" of the Corporation shall be deemed to have occurred if more than thirty-five percent (35%) of the Corporation's outstanding shares of Common Stock, or the equivalent in voting power of any class or classes of outstanding securities of the Corporation entitled to vote in the election of directors, shall be acquired by any corporation, partnership or other entity, person or group, whether acting individually or in concert, who
were not shareholders of the Corporation as of          .

        (d) The Director may exercise the Warrant for less than the full number of Warrant Shares, but such exercise shall not be made at any one time for less than ten percent (10%) of the total number of Warrant Shares specified in
Section 1 hereof, and no fractional shares of Common Stock shall be issued. Subject to the other restrictions on exercise set forth herein, the unexercised portion of the exercisable Warrant may be exercised at a later date by the Director, and the 10 percent requirement shall not apply to any exercise of the Warrant if all remaining Warrant Shares are being purchased.

        (e) To the extent the Warrant has become exercisable pursuant to subsection (b) or (c) of this Section 3, but has not been exercised (the "Unexercised Warrant"), the Corporation shall have the right to demand that the Director exercise all or part of the Unexercised Warrant by giving the Director written notice thereof (a "Demand Notice"). If the Director does not exercise the Warrant to the extent demanded in the Demand Notice within such 30-day period, the Unexercised Warrant, to the extent it is not exercised, shall be canceled as of the expiration of such 30-day period.


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     (f) Within thirty (30) days after the exercise of the Warrant as herein provided, the Corporation shall deliver to the Director a certificate or certificates for the total Warrant Shares being purchased, in such names and denominations as are requested by the Director.

     (g) Neither the Warrant nor the Warrant Shares have been registered under the Act, or under the securities laws of any state. Each certificate representing Warrant Shares issued upon the exercise of the Warrant shall bear the following legend:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE, PLEDGE OR TRANSFER.

The Director and the Corporation agree to execute such documents and instruments as counsel for the Corporation reasonably deems necessary to ensure that the granting of the Warrant and the issuance of any shares upon the exercise thereof will be in compliance with applicable federal and state securities laws.

     (h) The Corporation covenants and agrees that all Warrant Shares which may be issued upon exercise of the Warrant shall, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, and free from all liens, claims and encumbrances, except restrictions imposed by applicable securities laws, the Corporation's Articles of Incorporation and/or this Agreement. The Corporation shall at all times reserve and keep available for issuance upon the exercise of the Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Warrant.

     4.  TERM OF WARRANT.

     (a) The term of the Warrant shall continue in effect until the first to occur of the following: (i) the first date (the "Board Termination Date") on which the Director is no longer a member of the Board, if that occurs prior to __________________; (ii) the date on which the Warrant has been fully exercised, and/or

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canceled pursuant to Section 3(e) hereof, with respect to all of the Warrant
Shares; or (iii)            .

        (b) In the event of the Director's death, the Warrant may be exercised hereunder by the Director's personal representative, legatees, or heirs at law, as the case may be, and in the case of the Director's mental incompetence, by his legal guardian, or if none has been appointed, by his duly authorized attorney-in-fact.

        5. Consent to Transfer. This Agreement, the Warrant and all rights, hereunder are nontransferable and nonassignable by the Director, other than by the last will and testament of the Director or the laws of descent and distribution, unless the Corporation consents thereto in writing. Any transfer or attempted transfer except pursuant to the preceding sentence shall be null and void and of no effect whatsoever.

        6.  Adjustments.

            (a) If, prior to the termination of the Warrant as provided in
Section 4(a) hereof:

               (i) The number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Exercise Price shall be proportionately reduced and the number of Warrant Shares that have not theretofore been purchased by the Director shall be proportionately increased.

               (ii) The number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Exercise Price shall be proportionately increased and the number of Warrant shares that have not theretofore been purchased by the Director shall be proportionately reduced.

If any adjustment under this Section 6(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of Warrant Shares subject to the Warrant shall be the next higher number of shares.

            (b) If, prior to the termination of the Warrant as provided in
Section 4(a) hereof, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or other class or classes of stock or securities of the Corporation or another entity, then the Director shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this


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Agreement and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the Warrant, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the Warrant had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Director to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and of the number of shares purchasable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described in the subsection (b) unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the Director such shares of stock and/or securities as, in accordance with the foregoing provisions, the Director may be entitled to purchase. The foregoing notwithstanding, in the event of a merger or consolidation in which the Corporation is not the surviving entity, if the Corporation concludes that it will be unable to satisfy the conditions of this subsection (b) without a material adverse effect on terms of such proposed transaction, then the Corporation shall have the option, prior to or contemporaneously with the closing of such merger or consolidation, to purchase the Warrant from the Director at its then fair value, determined with regard to both the spread between the Exercise Price and value of the consideration to be received in the transaction and the remaining term of the Warrant. The Corporation and the Director shall agree on such fair value or, in the event they are unable to agree, shall submit the question of fair value to an investment banking firm to be selected by the Corporation, with the cost of such investment banking firm to be paid by the Corporation.

     7. INVESTMENT REPRESENTATION. As a condition to the issuance of Warrant Shares hereunder, the Director shall represent to the Corporation that the Warrant Shares he will acquire pursuant to such exercise are being purchased for his own account for investment purposes only and not with a present view to resale or a distribution thereof, unless the Corporation receives an opinion of counsel acceptable to the Corporation that such a representation is not required under the Act or any state securities laws. The Director acknowledges that he has no right to require the Corporation or any other person or entity to
(a) register under the Act or any state securities law any shares of Common Stock issued upon exercise of the Warrant, or (b) satisfy the conditions of Rule 144 of the Securities and Exchange Commission or any other rule or provision with respect to the public sale of such Common Stock.

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     8. NO BOARD RIGHT. Neither this Agreement nor the Warrant shall give rise to any entitlement to the Director to continue to serve as a member of the Board.

     9. NO RIGHTS AS A STOCKHOLDER. The Director shall not have any interest in or stockholder rights with respect to any shares of Common Stock which are subject to the Warrant until such shares have been issued and delivered to the Director in accordance with this Agreement.

     10. TAXES. As a condition to the issuance of Warrant Shares hereunder, the Corporation may withhold, or require the Director to pay or reimburse the Corporation for, any taxes which the Corporation determines are required to be withheld under federal, state or local law in connection with the exercise of the Warrant.

     11. HEIRS AND SUCCESSORS. This Agreement and all terms and conditions hereof shall be binding upon the Corporation and its successors and assigns, and upon the Director and his heirs, legatees and representatives.

     12. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

     13. NOTICES. All notices, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered in person, when delivered by overnight delivery service, or three (3) business days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the following addresses (or to such other address as one party may from time to time designate in writing to the other party hereto):

         If to the Corporation: Premiere Technologies, Inc.
                                3399 Peachtree Road
                                The Lenox Building
                                Suite 400
                                Atlanta, GA 30326
                                Attn: President

         If to the Director:    ____________________________
                                ____________________________
                                ____________________________
                                ____________________________

     14. SEVERABILITY. The provisions of this Agreement, and of each separate section and subsection, are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and

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any unenforceable provision to the extent enforceable, shall nevertheless be binding and enforceable.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and the Director has executed this Agreement, as of the date first set forth above.

                                       PREMIERE TECHNOLOGIES, INC.

                                       By: /s/
                                           -----------------------------------
                                           President

                                       DIRECTOR:

                                       /s/
                                       ---------------------------------------
                                       [Name]




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